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                                AMENDMENT NO. 2
                            TO EMPLOYMENT AGREEMENT

     This Amendment No. 2 to Employment Agreement (the "Amendment") is made and entered into as of June 30, 1996, by and among Investment Technology Group, Inc., a Delaware corporation ("Holding"), ITG Inc., a Delaware corporation (the "Company"), and Dale A. Prouty (the "Employee").

     WHEREAS, the Employee wishes to relocate from New York to California and Holding and Company are willing to allow such relocation subject to the modifications to the Employee's Employment Agreement as herein provided.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Amendment to Section 2. Section 2 of the Employment Agreement is amended by deleting such Section in its entirety and substituting therefor new
Section 2 as follows:

          2. Location of Employment. The Employee's principal place of employment shall be located at the Company's offices in Culver City, California. If needed, the Employee agrees to spend approximately one week a month (on average) at the Company's offices located in New York, New York. No relocation reimbursement shall be made in respect of the Employee's relocation to California. The Employee shall not be entitled to receive any housing allowance subsequent to June 30, 1996.

     2. Amendment to Section 3.2. Section 3.2 of the Employment Agreement is amended by deleting such Section in its entirety and substituting therefor new
Section 3.2 as follows:

          3.2. In addition to the base salary described in Section 3.1, for the period commencing July 1, 1996 and ending April 30, 1997, the Employee shall be entitled to receive such discretionary bonus as the Chief Executive Officer of the Company determines is appropriate, based on the Employee's performance during such period. Any payment of a discretionary bonus hereunder for the six-month period ending December 31, 1996 or for the four-month period ending April 30, 1997 shall be subject to pro-ration in the event that the Employee employment hereunder ceases during any such period; provided, that no bonus will be payable in any period in which the Employee's employment with the Company is terminated unless such termination is solely an involuntary termination by the Company without cause (as hereinafter defined) or voluntary termination by the Employee for Good Reason (as hereinafter defined).

     3. Acknowledgment Concerning "Good Reason". The employee acknowledges that any reduction in the Employee's duties or responsibilities made in connection with the Employee's relocation to California shall not constitute "Good Reason" as such term is defined in Section 4.4 of the Employment Agreement.

     4. Amendment to Subsection 4.6. Subsection 4.6(a) is amended by deleting such Subsection in its entirety and substituting therefor the following.

          (a) The Company shall pay to the Employee (or his heirs or legal representatives) the Employee's base salary, at the rate in effect on the termination date, net of employment taxes, for the period from the termination date through March 31, 1997, periodically in accordance with the Company's normal payment procedures, plus (i) if termination occurs during 1996, a bonus for the remainder of 1996 or (ii) if termination occurs during the period from January 1, 1997 through April 30, 1997, a bonus for the remainder of such period, in each case determined by the amount of the bonus then in effect, as determined in accordance with
     Section 3.2.

     5. Amendment to Section 7.1. The last sentence of Section 7.1 is amended by deleting such sentence and substituting therefor the followings:

     In the event that the Employee is terminated by the Company without cause or if the Employee resigns for Good Reason, if the Company elects to extend the non-competition period, the Company shall pay

Investment Technology Group, Inc.
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     the Employee during any period that the non-competition period has been extended a bonus determined by the amount of the bonus then in effect, as determined in accordance with Section 3.2.

     6. Effective Date. This Amendment No. 2 shall become effective on July 1, 1996.

     7. No Other Amendment. Except as expressly amended hereby, the terms and conditions of the Employment Agreement shall remain in full force and effect.

Investment Technology Group, Inc.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Employment Agreement as of the date first above written.

"Holding"                    INVESTMENT TECHNOLOGY GROUP, INC.,
                             a Delaware corporation
                             By: Raymond L. Killian Jr.
                                 ---------------------------------------------
                                 Name: Raymond L. Killian Jr.
                                 Title: President

"Company"                    ITG Inc.
                             By: John R. MacDonald
                                 ---------------------------------------------
                                 Name: John R. MacDonald
                                 Title: Chief Financial Officer

"Employee"                   DALE A. PROUTY
                             -------------------------------------------------
                             Dale A. Prouty
                             Address: for Notices:
                             P.O. Box 2506
                             Rancho Santa Fe, Ca 92067